Exhibit 99.2

Financial Highlights

UDR, Inc.
As of End of First Quarter 2016 (1)
(Unaudited)

		Actual Results		Guidance as of March 31, 2016
Dollars in thousands, except per share and unit		1Q 2016		2Q 2016	Full-Year 2016
Per Share Metrics
FFO per common share and unit, diluted		$0.43		$0.43 to $0.45	$1.75 to $1.81
FFO as Adjusted per common share and unit, diluted		$0.43		$0.43 to $0.45	$1.75 to $1.81
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted		$0.41		$0.39 to $0.41	$1.59 to $1.65
Dividend declared per share and unit		$0.2950		$0.2950	$1.18 (2)

Same-Store Operating Metrics
Revenue growth		6.4%		--	5.50% - 6.00%
Expense growth		2.7%		--	3.00% - 3.50%
NOI growth		8.0%		--	6.50% - 7.00%
Physical Occupancy		96.5%		--	96.6%

Property Metrics			Homes	Communities	% of Total NOI
Same-Store			34,017	117	73.4%
Stabilized, Non-Mature			4,610	11	11.1%
Acquired Communities			—	-	—
Redevelopment			2,101	4	4.5%
Non-Residential / Other			N/A	N/A	1.4%
Sold and Held for disposition			—	-	0.1%
Joint Venture (includes completed JV developments) (3)			6,947	28	9.5%
Sub-total, completed homes			47,675	160	100%
Under Development			1,101	2	-
Joint Venture Development			922	4	-
Preferred Equity Investments			1,533	5	-
Total expected homes (3)(4)			51,231	171	100%

Balance Sheet Metrics (adjusted for non-recurring items)			Market Capitalization
	1Q 2016	1Q 2015		1Q 2016	% of Total
Interest Coverage Ratio	4.47x	4.09x	Total debt	$3,411,825	23.0%
Fixed Charge Coverage Ratio	4.36x	3.98x	Common stock equivalents (5)	11,422,714	77.0%
Leverage Ratio	33.0%	37.5%	Total market capitalization	$14,834,539	100.0%
Net Debt-to-EBITDA	5.4x	6.4x

(1) See Attachment 16 for definitions and other terms.
(2) Annualized for 2016.
(3) Joint venture NOI is based on UDR's pro rata share. Homes and communities at 100%.
(4) Excludes 218 homes at Steele Creek where we have a participating loan investment as described in Attachment 9(B).
(5) Based on a common share price of $38.53 at March 31, 2016.

Attachment 1

UDR, Inc.
Consolidated Statements of Operations (1)
(Unaudited)
	Three Months Ended
	March 31,
In thousands, except per share amounts	2016	2015
REVENUES:
Rental income	$231,957	$207,047
Joint venture management and other fees (2)	2,858	12,706
Total revenues	234,815	219,753
OPERATING EXPENSES:
Property operating and maintenance	39,446	37,250
Real estate taxes and insurance	28,377	26,222
Property management	6,379	5,694
Other operating expenses	1,752	1,766
Real estate depreciation and amortization	105,339	88,777
Acquisition costs	—	199
General and administrative	13,844	11,953
Casualty-related (recoveries)/charges, net	—	996
Other depreciation and amortization	1,553	1,623
Total operating expenses	196,690	174,480
Operating income	38,125	45,273
Income/(loss) from unconsolidated entities (2)	679	59,159
Interest expense	(31,104)	(28,800)
Interest income and other income/(expense), net	431	360
Income/(loss) before income taxes and gain/(loss) on sale of real estate owned	8,131	75,992
Tax benefit/(provision), net	403	425
Income/(loss) from continuing operations	8,534	76,417
Gain/(loss) on sale of real estate owned, net of tax	3,070	—
Net income/(loss)	11,604	76,417
Net (income)/loss attributable to redeemable noncontrolling interests in the OP and DownREIT Partnership	(905)	(2,588)
Net (income)/loss attributable to noncontrolling interests	(306)	(7)
Net income/(loss) attributable to UDR, Inc.	10,393	73,822
Distributions to preferred stockholders - Series E (Convertible)	(929)	(931)
Net income/(loss) attributable to common stockholders	$9,464	$72,891

Income/(loss) per weighted average common share - basic:	$0.04	$0.28
Income/(loss) per weighted average common share - diluted:	$0.04	$0.28
Common distributions declared per share	$0.2950	$0.2775
Weighted average number of common shares outstanding - basic	262,456	256,834
Weighted average number of common shares outstanding - diluted	264,285	258,662

(1) See Attachment 16 for definitions and other terms.
(2) In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the three months ended March 31, 2015.

Attachment 2

UDR, Inc.
Funds From Operations (1)
(Unaudited)
	Three Months Ended
	March 31,
In thousands, except per share and unit amounts	2016	2015
Net income/(loss) attributable to common stockholders	$9,464	$72,891
Real estate depreciation and amortization	105,339	88,777
Noncontrolling interests	1,211	2,595
Real estate depreciation and amortization on unconsolidated joint ventures	10,350	9,850
Net gain on the sale of unconsolidated depreciable property (2)	—	(59,073)
Net gain on the sale of depreciable real estate owned (5)	(1,385)	—
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$124,979	$115,040
Distributions to preferred stockholders - Series E (Convertible) (3)	929	931
FFO attributable to common stockholders and unitholders, diluted	$125,908	$115,971
FFO per common share and unit, basic	$0.43	$0.43
FFO per common share and unit, diluted	$0.43	$0.43
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	287,647	265,999
Weighted average number of common shares, OP/DownREIT Units, and common stock
equivalents outstanding - diluted	292,504	270,863
Impact of adjustments to FFO:
Acquisition-related costs/(fees), including joint ventures	$—	$199
Texas Joint Venture promote and disposition fee income (2)	—	(9,633)
Long-term incentive plan transition costs	323	854
Net gain on the sale of non-depreciable real estate owned (5)	(1,685)	—
Casualty-related (recoveries)/charges, including joint ventures, net (4)	1,126	996
	$(236)	$(7,584)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$125,672	$108,387
FFO as Adjusted per common share and unit, diluted	$0.43	$0.40
Recurring capital expenditures	(6,961)	(7,243)
AFFO attributable to common stockholders and unitholders	$118,711	$101,144
AFFO per common share and unit, diluted	$0.41	$0.37

(1) See Attachment 16 for definitions and other terms.
(2) In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the three months ended March 31, 2015.

(3) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(4) Casualty-related charges for the three months ended March 31, 2016 include $1.1 million related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1.

(5) The GAAP gain for the three months ended March 31, 2016 is $3.1 million, of which $1.7 million is FFO gain related to the sale of two land parcels. The FFO gain is backed out for FFO as Adjusted.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets (1)
(Unaudited)
	March 31,	December 31,
In thousands, except share and per share amounts	2016	2015
ASSETS
Real estate owned:
Real estate held for investment	$9,000,652	$9,053,599
Less: accumulated depreciation	(2,743,461)	(2,646,044)
Real estate held for investment, net	6,257,191	6,407,555
Real estate under development
(net of accumulated depreciation of $0 and $0)	196,402	124,072
Real estate held for disposition
(net of accumulated depreciation of $802 and $830)	31,744	11,775
Total real estate owned, net of accumulated depreciation	6,485,337	6,543,402

Cash and cash equivalents	3,668	6,742
Restricted cash	21,030	20,798
Notes receivable, net	16,694	16,694
Investment in and advances to unconsolidated joint ventures, net	944,864	938,906
Other assets	129,975	137,302
Total assets	$7,601,568	$7,663,844
LIABILITIES AND EQUITY
Liabilities:
Secured debt	$1,374,670	$1,376,945
Unsecured debt	2,037,155	2,193,850
Real estate taxes payable	16,147	18,786
Accrued interest payable	28,589	29,162
Security deposits and prepaid rent	35,995	36,330
Distributions payable	86,963	80,368
Accounts payable, accrued expenses, and other liabilities	77,676	81,356
Total liabilities	3,657,195	3,816,797
Redeemable noncontrolling interests in the OP and DownREIT Partnership	970,620	946,436
Equity:
Preferred stock, no par value; 50,000,000 shares authorized
2,796,903 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,796,903 shares at December 31, 2015)	46,457	46,457
16,452,496 shares of Series F outstanding (16,452,496 shares
at December 31, 2015)	1	1
Common stock, $0.01 par value; 350,000,000 shares authorized
267,137,288 shares issued and outstanding (261,844,521 shares at December 31, 2015)	2,671	2,618
Additional paid-in capital	4,620,946	4,447,816
Distributions in excess of net income	(1,685,173)	(1,584,459)
Accumulated other comprehensive income/(loss), net	(12,035)	(12,678)
Total stockholders' equity	2,972,867	2,899,755
Noncontrolling interests	886	856
Total equity	2,973,753	2,900,611
Total liabilities and equity	$7,601,568	$7,663,844

(1) See Attachment 16 for definitions and other terms.

Attachment 4(A)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				March 31,	December 31,
Common Stock and Equivalents				2016	2015
Common shares (2)				266,261,919	261,044,151
Restricted shares				875,369	800,370
Total common stock				267,137,288	261,844,521
Stock options, LTIP Units and restricted stock equivalents				1,106,237	1,181,193
Operating and DownREIT Partnership units				23,439,601	23,439,601
Preferred OP units				1,751,671	1,751,671
Convertible preferred Series E stock (3)				3,028,068	3,028,068
Total common stock and equivalents				296,462,865	291,245,054

				1Q 2016 Weighted	1Q 2015 Weighted
Weighted Average Number of Shares Outstanding				Average	Average
Weighted average number of common shares and OP/DownREIT units outstanding - basic				287,647,509	265,998,711
Weighted average number of OP/DownREIT units outstanding				(25,191,272)	(9,165,129)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				262,456,237	256,833,582

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				292,504,471	270,863,006
Weighted average number of OP/DownREIT units outstanding				(25,191,272)	(9,165,129)
Weight average number of Series E preferred shares outstanding				(3,028,068)	(3,035,548)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				264,285,131	258,662,329

		March 31,		December 31,
Market Capitalization, In thousands		2016	% of Total	2015	% of Total
Total debt		$3,411,825	23.0%	$3,570,795	24.6%
Common stock and equivalents ($38.53 at 3/31/16 and $37.57 at 12/31/15)		11,422,714	77.0%	10,942,077	75.4%
Total market capitalization		$14,834,539	100.0%	$14,512,872	100.0%

				Gross	% of
	Number of	1Q 2016 NOI (1)		Carrying Value	Total Gross
Asset Summary	Homes	($000s)	% of NOI	($000s)	Carrying Value
Unencumbered assets	27,496	$119,077	72.5%	$6,904,910	74.8%
Encumbered assets	13,232	45,057	27.5%	2,324,690	25.2%
	40,728	$164,134	100.0%	$9,229,600	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Includes the effect of 5.0 million shares issued at a net price of $34.73 during the three months ended March 31, 2016.
(3) At March 31, 2016 and December 31, 2015, a total of 2,796,903 shares of the Series E were outstanding, which is equivalent to 3,028,068 shares of common stock if converted (after adjusting for the special dividend paid in 2008).

Attachment 4(B)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
							Weighted	Weighted
							Average	Average Years
Debt Structure, In thousands				Balance		% of Total	Interest Rate	to Maturity
Secured	Fixed			$945,198		27.6%	4.93%	3.5
	Floating			425,415	(2)	12.4%	1.70%	4.3
	Combined			1,370,613		40.0%	3.92%	3.7

Unsecured	Fixed			1,942,324	(3)	56.7%	3.93%	5.8
	Floating			111,349		3.3%	1.33%	4.1
	Combined			2,053,673		60.0%	3.79%	5.7

Total Debt	Fixed			2,887,522		84.3%	4.25%	5.1
	Floating			536,764		15.7%	1.62%	4.2
	Combined			$3,424,286		100.0%	3.84%	4.9
	Total Non-Cash Adjustments (6)			(12,461)
	Total per Balance Sheet			$3,411,825			3.95%

Debt Maturities, In thousands
			Unsecured	Revolving Credit				Weighted Average
	Secured Debt (7)		Debt (7)	Facilities (5) (8)		Balance	% of Total	Interest Rate
2016	$146,853	(4)	$11,680	$—		$158,533	4.6%	5.06%
2017	275,526		—	—		275,526	8.1%	4.13%
2018	211,065		300,000	—		511,065	14.9%	3.86%
2019	315,496		—	6,349		321,845	9.4%	4.37%
2020	170,664		300,000	70,000		540,664	15.8%	3.53%
2021	—		350,000	—		350,000	10.2%	2.14%
2022	—		400,000	—		400,000	11.7%	4.63%
2023	96,409		—	—		96,409	2.8%	2.34%
2024	—		315,644	—		315,644	9.2%	3.99%
2025	127,600		300,000	—		427,600	12.5%	4.26%
Thereafter	27,000		—	—		27,000	0.8%	0.78%
	1,370,613		1,977,324	76,349		3,424,286	100.0%	3.84%
Total Non-Cash Adjustments (6)	4,057		(16,518)	—		(12,461)
Total per Balance Sheet	$1,374,670		$1,960,806	$76,349		$3,411,825		3.95%

Debt Maturities With Extensions, In thousands
			Unsecured	Revolving Credit				Weighted Average
	Secured Debt (7)		Debt (7)	Facilities (5) (8)		Balance	% of Total	Interest Rate
2016	$75,853		$11,680	$—		$87,533	2.6%	4.35%
2017	346,526		—	—		346,526	10.1%	4.50%
2018	211,065		300,000	—		511,065	14.9%	3.86%
2019	315,496		—	6,349		321,845	9.4%	4.37%
2020	170,664		300,000	—		470,664	13.7%	3.86%
2021	—		350,000	70,000		420,000	12.3%	2.00%
2022	—		400,000	—		400,000	11.7%	4.63%
2023	96,409		—	—		96,409	2.8%	2.34%
2024	—		315,644	—		315,644	9.2%	3.99%
2025	127,600		300,000	—		427,600	12.5%	4.26%
Thereafter	27,000		—	—		27,000	0.8%	0.78%
	1,370,613		1,977,324	76,349		3,424,286	100.0%	3.84%
Total Non-Cash Adjustments (6)	4,057		(16,518)	—		(12,461)
Total per Balance Sheet	$1,374,670		$1,960,806	$76,349		$3,411,825		3.95%

(1) See Attachment 16 for definitions and other terms.
(2) Includes $336.3 million of debt with a weighted average interest cap of 8.0% on the underlying index.
(3) Includes $315.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average rate of 2.23%.
(4) Includes $71 million of financing with a one year extension at UDR's option.
(5) UDR's $1.1 billion line of credit has a maturity date of January 2020, plus two six-month extension options. The credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points and a facility fee of 15 basis points, which is not included in the interest rate above.

(6) Includes the unamortized balance of fair market value adjustments, premiums/discounts, deferred hedge gains, and deferred financing costs.
(7) Includes principal amortization, as applicable.
(8) In December 2015, UDR entered into a working capital credit facility, which provides for a $30 million unsecured revolving credit facility with a scheduled maturity date of January 1, 2019. Based on UDR's current credit rating, the working capital credit facility has an interest rate equal to LIBOR plus a spread of 90 basis points.

Attachment 4(C)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				Quarter Ended
Coverage Ratios				March 31, 2016
Net income/(loss) attributable to UDR, Inc.				$10,393
Adjustments (includes continuing and discontinued operations):
Interest expense				31,104
Real estate depreciation and amortization				105,339
Real estate depreciation and amortization on unconsolidated joint ventures				10,350
Other depreciation and amortization				1,553
Noncontrolling interests				1,211
Income tax expense/(benefit)				(403)
EBITDA				$159,547

(Gain)/loss on sale of real estate owned, net of tax				(3,070)
Long-term incentive plan transition costs				323
Casualty-related (recoveries)/charges, including joint ventures, net				1,126
EBITDA - adjusted for non-recurring items				$157,926
Annualized EBITDA - adjusted for non-recurring items				$631,704
Interest expense				$31,104
Capitalized interest expense				4,203
Total interest				$35,307

Preferred dividends				$929
Total debt				$3,411,825
Cash				3,668
Net debt				$3,408,157

Interest Coverage Ratio				4.52	x

Fixed Charge Coverage Ratio				4.40	x

Interest Coverage Ratio - adjusted for non-recurring items				4.47	x

Fixed Charge Coverage Ratio - adjusted for non-recurring items				4.36	x

Net Debt-to-EBITDA - adjusted for non-recurring items				5.4	x

Debt Covenant Overview

Unsecured Line of Credit Covenants (2)	Required	Actual		Compliance
Maximum Leverage Ratio	≤60.0%	33.6%	(2)	Yes
Minimum Fixed Charge Coverage Ratio	≥1.5	3.5		Yes
Maximum Secured Debt Ratio	≤40.0%	17.6%		Yes
Minimum Unencumbered Pool Leverage Ratio	≥150.0%	400.7%		Yes

Senior Unsecured Note Covenants (3)	Required	Actual		Compliance
Debt as a percentage of Total Assets	≤60.0%	33.1%	(3)	Yes
Consolidated Income Available for Debt Service to Annual Service Charge	≥1.5	4.8		Yes
Secured Debt as a percentage of Total Assets	≤40.0%	13.3%		Yes
Total Unencumbered Assets to Unsecured Debt	≥150.0%	346.3%		Yes

Securities Ratings	Debt	Preferred		Outlook
Moody's Investors Service	Baa1	Baa2		Stable
Standard & Poor's	BBB+	BB+		Stable

(1) See Attachment 16 for definitions and other terms.
(2) As defined in our credit agreement dated October 20, 2015.
(3) As defined in our indenture dated November 1, 1995 as amended, supplemented or modified from time to time.

Attachment 5

UDR, Inc.
Operating Information (1)
(Unaudited)

	Total	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	Homes	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Revenues
Same-Store Communities	34,017	$186,745	$183,595	$182,739	$179,235	$175,487
Stabilized, Non-Mature Communities	4,610	28,468	26,679	9,675	6,889	5,631
Acquired Communities	—	—	—	—	—	—
Redevelopment Communities	2,101	11,471	11,756	11,773	11,562	11,272
Development Communities	—	1	—	—	—	—
Non-Residential / Other (2)	—	4,911	6,674	5,727	5,259	4,302
Total	40,728	$231,596	$228,704	$209,914	$202,945	$196,692
Expenses
Same-Store Communities		$53,781	$53,179	$54,433	$51,699	$52,361
Stabilized, Non-Mature Communities		8,365	7,838	3,106	2,597	2,118
Acquired Communities		—	—	—	—	—
Redevelopment Communities		3,290	3,224	3,348	3,171	3,235
Development Communities		80	39	56	9	10
Non-Residential / Other (2)		2,179	1,693	581	1,628	2,251
Total		$67,695	$65,973	$61,524	$59,104	$59,975
Net Operating Income
Same-Store Communities		$132,964	$130,416	$128,306	$127,536	$123,126
Stabilized, Non-Mature Communities		20,103	18,841	6,569	4,292	3,513
Acquired Communities		—	—	—	—	—
Redevelopment Communities		8,181	8,532	8,425	8,391	8,037
Development Communities		(79)	(39)	(56)	(9)	(10)
Non-Residential / Other (2)		2,732	4,981	5,146	3,631	2,051
Total		$163,901	$162,731	$148,390	$143,841	$136,717
Operating Margin
Same-Store Communities		71.2%	71.0%	70.2%	71.2%	70.2%
Average Physical Occupancy
Same-Store Communities		96.5%	96.6%	96.7%	96.9%	96.7%
Stabilized, Non-Mature Communities		94.1%	93.4%	87.3%	74.1%	76.1%
Acquired Communities		—	—	—	—	—
Redevelopment Communities		93.3%	95.2%	95.9%	95.9%	95.9%
Development Communities		—	—	—	—	—
Other (3)		—	—	95.7%	96.3%	96.0%
Total		96.1%	96.2%	96.2%	96.2%	95.6%
Return on Invested Capital
Same-Store Communities		7.5%	7.3%	7.3%	7.2%	7.1%
Sold and Held for Disposition Communities	—
Revenues		$361	$5,648	$7,851	$9,819	$10,355
Expenses		128	2,082	2,676	3,228	3,497
Net Operating Income/(loss)		$233	$3,566	$5,175	$6,591	$6,858

Total	40,728	$164,134	$166,297	$153,565	$150,432	$143,575

(1) See Attachment 16 for definition and other terms.
(2) Primarily non-residential revenue and expense and straight-line adjustment for concessions.
(3) Includes occupancy of Sold and Held for Disposition Communities.

Attachment 6

UDR, Inc.
Same-Store Operating Expense Information (1)
(Dollars in Thousands)
(Unaudited)

	% of 1Q 2016
	SS Operating
Year-Over-Year Comparison	Expenses	1Q 2016	1Q 2015	% Change
Real estate taxes (2)	37.0%	$19,917	$19,062	4.5%
Personnel	24.2%	12,995	12,570	3.4%
Utilities	16.2%	8,737	9,034	-3.3%
Repair and maintenance	12.6%	6,757	6,504	3.9%
Administrative and marketing	5.9%	3,150	3,205	-1.7%
Insurance	4.1%	2,225	1,986	12.0%
Same-Store operating expenses (2)	100.0%	$53,781	$52,361	2.7%
Same-Store Homes	34,017

	% of 1Q 2016
	SS Operating
Sequential Comparison	Expenses	1Q 2016	4Q 2015	% Change
Real estate taxes	37.0%	$19,917	$18,938	5.2%
Personnel	24.2%	12,995	13,329	-2.5%
Utilities	16.2%	8,737	8,057	8.4%
Repair and maintenance	12.6%	6,757	6,902	-2.1%
Administrative and marketing	5.9%	3,150	3,425	-8.0%
Insurance	4.1%	2,225	2,528	-12.0%
Same-Store operating expenses	100.0%	$53,781	$53,179	1.1%
Same-Store Homes	34,017

(1) See Attachment 16 for definitions and other terms.
(2) 1Q16 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change would have been as follows:

	1Q 2016 vs. 1Q 2015
Real estate taxes	3.6%
Same-Store operating expenses	2.4%

Attachment 7(A)

UDR, Inc.
Apartment Home Breakout (1)
Portfolio Overview as of Quarter Ended
March 31, 2016
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabil. / Other (3)	Homes	Homes (4)	(incl. JV) (4)
West Region
San Francisco, CA	2,230	328	193	2,751	251	3,002
Orange County, CA	3,194	173	1,447	4,814	—	4,814
Seattle, WA	1,852	162	71	2,085	555	2,640
Los Angeles, CA	1,225	—	—	1,225	151	1,376
Monterey Peninsula, CA	1,565	—	—	1,565	—	1,565
Other Southern CA	756	—	—	756	571	1,327
Portland, OR	476	—	—	476	—	476
	11,298	663	1,711	13,672	1,528	15,200
Mid-Atlantic Region
Metropolitan DC	4,824	3,578	—	8,402	874	9,276
Baltimore, MD	2,122	—	—	2,122	379	2,501
Richmond, VA	1,358	—	—	1,358	—	1,358
	8,304	3,578	—	11,882	1,253	13,135
Northeast Region
New York, NY	1,945	—	—	1,945	710	2,655
Boston, MA	1,179	369	—	1,548	1,302	2,850
Philadelphia, PA	—	—	—	—	290	290
	3,124	369	—	3,493	2,302	5,795

Southeast Region
Orlando, FL	2,500	—	—	2,500	—	2,500
Tampa, FL	2,287	—	—	2,287	—	2,287
Nashville, TN	2,260	—	—	2,260	—	2,260
Other Florida	636	—	—	636	—	636
	7,683	—	—	7,683	—	7,683
Southwest Region
Dallas, TX	2,725	—	—	2,725	1,382	4,107
Austin, TX	883	—	390	1,273	259	1,532
Denver, CO	—	—	—	—	223	223
	3,608	—	390	3,998	1,864	5,862
Totals	34,017	4,610	2,101	40,728	6,947	47,675

Communities	117	11	4	132	28	160

Total Homes (incl. joint ventures) (4)			47,675
Homes in Development, Excluding Completed Homes (5)
Current Pipeline Wholly-Owned			1,101
Current Pipeline Joint Venture (6)			922
Current Pipeline Preferred Equity Investments (6)			1,533
Total expected homes (including development)			51,231

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5. Excludes development homes not yet completed.

(4) Represents joint venture homes at 100 percent. See Attachment 12 for UDR's joint venture and partnership ownership interests.
(5) See Attachments 9(A) and 9(B) for details of our development communities.
(6) Represents joint venture and preferred equity investment homes at 100 percent. Excludes 218 homes at Steele Creek where we have a participating loan investment. See Attachments 9(A) and 9(B) for UDR's developments and ownership interests.

Attachment 7(B)

UDR, Inc.
Non-Mature Home Summary (1)
Portfolio Overview as of Quarter Ended
March 31, 2016
(Unaudited)

Non-Mature Home Breakout - By Region (includes development homes that have been completed)

		# of	Same-Store			# of	Same-Store
Community	Category	Homes	Date (2)	Community	Category	Homes	Date (2)
West Region				Mid-Atlantic Region
Orange County, CA				Metropolitan D.C.
Beach & Ocean	Stabilized, Non-Mature	173	4Q16	DelRay Tower	Stabilized, Non-Mature	332	1Q17
Coronado	Redevelopment	1,447	2Q18	1200 East West	Stabilized, Non-Mature	247	1Q17
				Courts at Huntington Station	Stabilized, Non-Mature	421	1Q17
San Francisco, CA				Eleven55 Ripley	Stabilized, Non-Mature	379	1Q17
2000 Post	Stabilized, Non-Mature	328	1Q17	Arbor Park of Alexandria	Stabilized, Non-Mature	851	2Q17
Edgewater	Redevelopment	193	2Q18	Courts at Dulles	Stabilized, Non-Mature	411	1Q17
				Newport Village	Stabilized, Non-Mature	937	1Q17
Seattle, WA
Lightbox	Stabilized, Non-Mature	162	2Q16	Northeast Region
Borgata Apartment Homes	Redevelopment	71	2Q18	Boston, MA
				100 Pier 4	Stabilized, Non-Mature	369	1Q17

				Southwest Region
				Austin, TX
				Residences at the Domain	Redevelopment	390	2Q18

				Total		6,711

Non-Mature Home Breakout - By Date (quarter indicates date of Same-Store inclusion)

		# of				# of
Date & Community	Category	Homes		Date & Community	Category	Homes
2Q16				2Q17
Lightbox	Stabilized, Non-Mature	162		Arbor Park of Alexandria	Stabilized, Non-Mature	851

4Q16				2Q18
Beach & Ocean	Stabilized, Non-Mature	173		Edgewater	Redevelopment	193
				Borgata Apartment Homes	Redevelopment	71
1Q17				Coronado	Redevelopment	1,447
DelRay Tower	Stabilized, Non-Mature	332		Residences at the Domain	Redevelopment	390
100 Pier 4	Stabilized, Non-Mature	369
1200 East West	Stabilized, Non-Mature	247
Courts at Huntington Station	Stabilized, Non-Mature	421
Eleven55 Ripley	Stabilized, Non-Mature	379
Courts at Dulles	Stabilized, Non-Mature	411
Newport Village	Stabilized, Non-Mature	937
2000 Post	Stabilized, Non-Mature	328		Total		6,711

Summary of Non-Mature Home Activity
		Stabilized,				Held for
	Market	Non-Mature	Acquired	Redevelopment	Development	Disposition	Total
Non-Mature Homes at December 31, 2015		2,292	3,246	592	—	—	6,130
Los Alisos (3)	Orange County, CA	(320)	—	—	—	—	(320)
Waterscape (3)	Seattle, WA	(196)	—	—	—	—	(196)
View 34 (3)	New York, NY	(740)	—	—	—	—	(740)
Coronado	Orange County, CA	—	—	1,447	—	—	1,447
Residences at the Domain	Austin, TX	—	—	390	—	—	390
2000 Post	San Francisco, CA	328	—	(328)	—	—	—
Q4 2015 Acquisitions	Metropolitan, D.C.	3,246	(3,246)	—	—	—	—
Non-Mature Homes at March 31, 2016		4,610	—	2,101	—	—	6,711

(1) See Attachment 16 for definitions and other terms.
(2) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD Same-Store pool.
(3) Contributed the community to the QTD Same-Store pool in 1Q16.

Attachment 7(C)

UDR, Inc.
Total Revenue Per Occupied Home Summary (1)
Portfolio Overview as of Quarter Ended
March 31, 2016
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabilized (3) (4)	Homes	Homes (5)	(incl. pro rata JV) (5)
West Region
San Francisco, CA	$3,302	$3,563	$4,277	$3,397	$—	$3,397
Orange County, CA	2,187	2,431	1,768	2,070	—	2,070
Seattle, WA	1,952	1,671	2,171	1,937	3,517	2,121
Los Angeles, CA	2,612	—	—	2,612	—	2,612
Monterey Peninsula, CA	1,452	—	—	1,452	—	1,452
Other Southern CA	1,687	—	—	1,687	2,983	2,041
Portland, OR	1,428	—	—	1,428	—	1,428
Mid-Atlantic Region
Metropolitan DC	1,936	1,870	—	1,908	2,733	1,937
Baltimore, MD	1,493	—	—	1,493	1,741	1,513
Richmond, VA	1,257	—	—	1,257	—	1,257
Northeast Region
New York, NY	4,201	—	—	4,201	4,670	4,272
Boston, MA	2,420	4,108	—	2,825	2,384	2,694
Philadelphia, PA	—	—	—	—	3,262	3,262
Southeast Region
Orlando, FL	1,158	—	—	1,158	—	1,158
Tampa, FL	1,265	—	—	1,265	—	1,265
Nashville, TN	1,160	—	—	1,160	—	1,160
Other Florida	1,481	—	—	1,481	—	1,481
Southwest Region
Dallas, TX	1,231	—	—	1,231	1,859	1,355
Austin, TX	1,319	—	1,490	1,369	4,262	1,635
Denver, CO	—	—	—	—	3,262	3,262
Weighted Average	$1,897	$2,187	$1,951	$1,931	$2,830	$1,995

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5.
(4) Development revenue per occupied home can be affected by the timing of home deliveries during a quarter and the effects of upfront rental rate concessions on cash-based calculations.
(5) Represents joint ventures at UDR's pro-rata ownership interests. See Attachment 12 for UDR's joint venture and partnership ownership interests.

Attachment 7(D)

UDR, Inc.
Net Operating Income Breakout By Market (1)
March 31, 2016
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31, 2016
			Pro-Rata
	Same-Store	Non Same-Store (2)	Share of JVs (3)	Total
Net Operating Income	$132,964	$30,937	$17,207	$181,108

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2016
	As a % of NOI			As a % of NOI
Region	Same-Store	Total	Region	Same-Store	Total
West Region			Northeast Region
San Francisco, CA	12.3%	11.4%	New York, NY	12.8%	12.1%
Orange County, CA	11.8%	12.2%	Boston, MA	4.5%	6.9%
Seattle, WA	5.6%	6.1%	Philadelphia, PA	0.0%	0.7%
Los Angeles, CA	4.9%	3.5%		17.3%	19.7%
Monterey Peninsula, CA	3.6%	2.6%	Southeast Region
Other Southern CA	2.0%	2.3%	Orlando, FL	4.4%	3.2%
Portland, OR	1.1%	0.8%	Tampa, FL	4.2%	3.1%
	41.3%	38.9%	Nashville, TN	4.1%	3.0%
			Other Florida	1.4%	1.0%
Mid-Atlantic Region				14.1%	10.3%
Metropolitan DC	13.6%	18.2%	Southwest Region
Baltimore, MD	4.8%	3.9%	Dallas, TX	4.7%	4.6%
Richmond, VA	2.7%	2.0%	Austin, TX	1.5%	2.0%
	21.1%	24.1%	Denver, CO	0.0%	0.4%
				6.2%	7.0%

			Total	100.0%	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Excludes results from Sold and Held for Disposition Communities.
(3) Includes UDR's pro rata share of joint venture and partnership NOI.

Attachment 8(A)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
March 31, 2016
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	1Q 2016 NOI	1Q 16	1Q 15	Change	1Q 16	1Q 15	Change
West Region
San Francisco, CA	2,230	12.3%	96.5%	97.1%	-0.6%	$3,302	$2,994	10.3%
Orange County, CA	3,194	11.8%	96.1%	95.7%	0.4%	2,187	2,025	8.0%
Seattle, WA	1,852	5.6%	96.7%	96.9%	-0.2%	1,952	1,797	8.6%
Los Angeles, CA	1,225	4.9%	94.7%	95.0%	-0.3%	2,612	2,393	9.2%
Monterey Peninsula, CA	1,565	3.6%	95.8%	97.1%	-1.3%	1,452	1,266	14.7%
Other Southern CA	756	2.0%	95.4%	96.4%	-1.0%	1,687	1,606	5.0%
Portland, OR	476	1.1%	97.1%	98.4%	-1.3%	1,428	1,226	16.5%
	11,298	41.3%	96.1%	96.5%	-0.4%	2,248	2,051	9.6%
Mid-Atlantic Region
Metropolitan DC	4,824	13.6%	96.6%	96.7%	-0.1%	1,936	1,895	2.2%
Baltimore, MD	2,122	4.8%	96.8%	97.1%	-0.3%	1,493	1,469	1.6%
Richmond, VA	1,358	2.7%	96.3%	95.9%	0.4%	1,257	1,224	2.7%
	8,304	21.1%	96.6%	96.7%	-0.1%	1,712	1,677	2.1%
Northeast Region
New York, NY	1,945	12.8%	97.3%	97.3%	0.0%	4,201	3,970	5.8%
Boston, MA	1,179	4.5%	96.0%	95.9%	0.1%	2,420	2,286	5.9%
	3,124	17.3%	96.8%	96.8%	0.0%	3,534	3,340	5.8%
Southeast Region
Orlando, FL	2,500	4.4%	96.6%	96.6%	0.0%	1,158	1,070	8.2%
Tampa, FL	2,287	4.2%	96.7%	97.0%	-0.3%	1,265	1,172	7.9%
Nashville, TN	2,260	4.1%	97.2%	97.1%	0.1%	1,160	1,085	6.9%
Other Florida	636	1.4%	95.8%	96.8%	-1.0%	1,481	1,401	5.7%
	7,683	14.1%	96.7%	96.9%	-0.2%	1,217	1,132	7.5%
Southwest Region
Dallas, TX	2,725	4.7%	97.0%	97.1%	-0.1%	1,231	1,162	5.9%
Austin, TX	883	1.5%	96.8%	96.7%	0.1%	1,319	1,269	3.9%
	3,608	6.2%	97.0%	97.0%	0.0%	1,253	1,188	5.4%

Total/Weighted Avg.	34,017	100.0%	96.5%	96.7%	-0.2%	$1,897	$1,778	6.7%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(B)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
March 31, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	1Q 16	1Q 15	Change	1Q 16	1Q 15	Change		1Q 16	1Q 15	Change
West Region
San Francisco, CA	2,230	$21,320	$19,452	9.6%	$4,922	$4,598	7.0%		$16,398	$14,854	10.4%
Orange County, CA	3,194	20,134	18,572	8.4%	4,517	4,710	-4.1%		15,617	13,862	12.7%
Seattle, WA	1,852	10,488	9,675	8.4%	3,008	2,830	6.3%		7,480	6,845	9.3%
Los Angeles, CA	1,225	9,089	8,354	8.8%	2,553	2,396	6.6%		6,536	5,958	9.7%
Monterey Peninsula, CA	1,565	6,530	5,772	13.1%	1,731	1,650	4.9%		4,799	4,122	16.5%
Other Southern CA	756	3,650	3,511	4.0%	1,024	887	15.4%		2,626	2,624	0.1%
Portland, OR	476	1,980	1,723	14.9%	484	439	10.3%		1,496	1,284	16.5%
	11,298	73,191	67,059	9.1%	18,239	17,510	4.2%		54,952	49,549	10.9%
Mid-Atlantic Region
Metropolitan DC	4,824	27,070	26,515	2.1%	8,996	8,847	1.7%		18,074	17,668	2.3%
Baltimore, MD	2,122	9,202	9,080	1.3%	2,782	2,707	2.8%		6,420	6,373	0.7%
Richmond, VA	1,358	4,932	4,783	3.1%	1,371	1,291	6.2%		3,561	3,492	2.0%
	8,304	41,204	40,378	2.0%	13,149	12,845	2.4%		28,055	27,533	1.9%
Northeast Region
New York, NY	1,945	23,853	22,541	5.8%	6,880	6,359	8.2%	(2)	16,973	16,182	4.9%	(2)
Boston, MA	1,179	8,217	7,754	6.0%	2,257	2,402	-6.0%		5,960	5,352	11.4%
	3,124	32,070	30,295	5.9%	9,137	8,761	4.3%		22,933	21,534	6.5%
Southeast Region
Orlando, FL	2,500	8,392	7,750	8.3%	2,484	2,435	2.1%		5,908	5,315	11.1%
Tampa, FL	2,287	8,393	7,800	7.6%	2,756	2,758	-0.1%		5,637	5,042	11.8%
Nashville, TN	2,260	7,645	7,145	7.0%	2,172	2,316	-6.1%		5,473	4,829	13.3%
Other Florida	636	2,707	2,587	4.6%	928	886	4.7%		1,779	1,701	4.6%
	7,683	27,137	25,282	7.3%	8,340	8,395	-0.6%		18,797	16,887	11.3%
Southwest Region
Dallas, TX	2,725	9,762	9,223	5.8%	3,466	3,467	0.0%		6,296	5,756	9.4%
Austin, TX	883	3,381	3,250	4.0%	1,450	1,383	4.9%		1,931	1,867	3.4%
	3,608	13,143	12,473	5.4%	4,916	4,850	1.4%		8,227	7,623	7.9%

Totals	34,017	$186,745	$175,487	6.4%	$53,781	$52,361	2.7%	(2)	$132,964	$123,126	8.0%	(2)

(1) See Attachment 16 for definitions and other terms.
(2) 1Q16 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 2.4% and 8.2%, respectively; and the percent change in New York expense and NOI would have been 4.9% and 6.4%, respectively.

Attachment 8(C)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
March 31, 2016
(Unaudited)

	Total	Same-Store
	Same-Store	Physical Occupancy			Total Revenue per Occupied Home
	Homes	1Q 16	4Q 15	Change	1Q 16	4Q 15	Change
West Region
San Francisco, CA	2,230	96.5%	96.3%	0.2%	$3,302	$3,233	2.1%
Orange County, CA	3,194	96.1%	95.6%	0.5%	2,187	2,154	1.5%
Seattle, WA	1,852	96.7%	96.9%	-0.2%	1,952	1,928	1.2%
Los Angeles, CA	1,225	94.7%	95.6%	-0.9%	2,612	2,571	1.6%
Monterey Peninsula, CA	1,565	95.8%	96.3%	-0.5%	1,452	1,422	2.1%
Other Southern CA	756	95.4%	96.3%	-0.9%	1,687	1,674	0.8%
Portland, OR	476	97.1%	96.9%	0.2%	1,428	1,380	3.5%
	11,298	96.1%	96.2%	-0.1%	2,248	2,208	1.8%
Mid-Atlantic Region
Metropolitan DC	4,824	96.6%	96.5%	0.1%	1,936	1,911	1.3%
Baltimore, MD	2,122	96.8%	96.1%	0.7%	1,493	1,488	0.3%
Richmond, VA	1,358	96.3%	95.6%	0.7%	1,257	1,246	0.9%
	8,304	96.6%	96.3%	0.3%	1,712	1,695	1.0%
Northeast Region
New York, NY	1,945	97.3%	97.3%	0.0%	4,201	4,133	1.6%
Boston, MA	1,179	96.0%	96.7%	-0.7%	2,420	2,370	2.1%
	3,124	96.8%	97.1%	-0.3%	3,538	3,470	2.0%
Southeast Region
Orlando, FL	2,500	96.6%	97.0%	-0.4%	1,158	1,126	2.8%
Tampa, FL	2,287	96.7%	97.0%	-0.3%	1,265	1,220	3.7%
Nashville, TN	2,260	97.2%	97.7%	-0.5%	1,160	1,142	1.6%
Other Florida	636	95.8%	96.2%	-0.4%	1,481	1,430	3.6%
	7,683	96.7%	97.1%	-0.4%	1,217	1,184	2.8%
Southwest Region
Dallas, TX	2,725	97.0%	96.7%	0.3%	1,231	1,208	1.9%
Austin, TX	883	96.8%	97.3%	-0.5%	1,319	1,301	1.4%
	3,608	97.0%	96.9%	0.1%	1,253	1,231	1.8%

Total/Weighted Avg.	34,017	96.5%	96.6%	-0.1%	$1,897	$1,862	1.9%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(D)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
March 31, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses			Net Operating Income
	Homes	1Q 16	4Q 15	Change	1Q 16	4Q 15	Change	1Q 16	4Q 15	Change
West Region
San Francisco, CA	2,230	$21,320	$20,831	2.3%	$4,922	$5,034	-2.2%	$16,398	$15,797	3.8%
Orange County, CA	3,194	20,134	19,734	2.0%	4,517	4,645	-2.8%	15,617	15,089	3.5%
Seattle, WA	1,852	10,488	10,381	1.0%	3,008	2,988	0.7%	7,480	7,393	1.2%
Los Angeles, CA	1,225	9,089	9,032	0.6%	2,553	2,469	3.4%	6,536	6,563	-0.4%
Monterey Peninsula, CA	1,565	6,530	6,429	1.6%	1,731	1,737	-0.4%	4,799	4,692	2.3%
Other Southern CA	756	3,650	3,657	-0.2%	1,024	1,033	-0.8%	2,626	2,624	0.1%
Portland, OR	476	1,980	1,909	3.7%	484	521	-6.9%	1,496	1,388	7.7%
	11,298	73,191	71,973	1.7%	18,239	18,427	-1.0%	54,952	53,546	2.6%
Mid-Atlantic Region
Metropolitan DC	4,824	27,070	26,693	1.4%	8,996	8,548	5.2%	18,074	18,145	-0.4%
Baltimore, MD	2,122	9,202	9,105	1.1%	2,782	2,714	2.5%	6,420	6,391	0.4%
Richmond, VA	1,358	4,932	4,852	1.7%	1,371	1,353	1.3%	3,561	3,499	1.8%
	8,304	41,204	40,650	1.4%	13,149	12,615	4.2%	28,055	28,035	0.1%
Northeast Region
New York, NY	1,945	23,853	23,465	1.7%	6,880	6,811	1.0%	16,973	16,654	1.9%
Boston, MA	1,179	8,217	8,105	1.4%	2,257	2,070	9.0%	5,960	6,035	-1.2%
	3,124	32,070	31,570	1.6%	9,137	8,881	2.9%	22,933	22,689	1.1%
Southeast Region
Orlando, FL	2,500	8,392	8,191	2.5%	2,484	2,612	-4.9%	5,908	5,579	5.9%
Tampa, FL	2,287	8,393	8,122	3.3%	2,756	2,842	-3.0%	5,637	5,280	6.8%
Nashville, TN	2,260	7,645	7,563	1.1%	2,172	2,157	0.7%	5,473	5,406	1.2%
Other Florida	636	2,707	2,624	3.1%	928	944	-1.7%	1,779	1,680	5.9%
	7,683	27,137	26,500	2.4%	8,340	8,555	-2.5%	18,797	17,945	4.7%
Southwest Region
Dallas, TX	2,725	9,762	9,548	2.2%	3,466	3,404	1.8%	6,296	6,144	2.5%
Austin, TX	883	3,381	3,354	0.8%	1,450	1,297	11.8%	1,931	2,057	-6.1%
	3,608	13,143	12,902	1.9%	4,916	4,701	4.6%	8,227	8,201	0.3%

Total	34,017	$186,745	$183,595	1.7%	$53,781	$53,179	1.1%	$132,964	$130,416	2.0%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(E)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
March 31, 2016
(Unaudited)

	Effective New Lease Rate Growth	Effective Renewal Lease Rate Growth	Annualized Turnover (2)
	1Q 2016	1Q 2016	1Q 2016	1Q 2015
West Region
San Francisco, CA	4.6%	7.9%	47.5%	41.7%
Orange County, CA	5.0%	6.5%	41.8%	44.8%
Seattle, WA	5.4%	8.5%	45.3%	44.2%
Los Angeles, CA	5.2%	7.9%	53.4%	42.2%
Monterey Peninsula, CA	7.6%	12.0%	50.2%	35.6%
Other Southern CA	4.0%	5.6%	52.0%	48.8%
Portland, OR	5.0%	11.5%	50.6%	47.2%

Mid-Atlantic Region
Metropolitan DC	1.0%	4.5%	38.0%	36.2%
Baltimore, MD	-4.3%	4.0%	42.7%	36.3%
Richmond, VA	-3.1%	4.1%	42.8%	46.4%

Northeast Region
New York, NY	2.8%	6.2%	19.6%	29.7%
Boston, MA	3.4%	8.1%	36.7%	35.4%

Southeast Region
Orlando, FL	5.4%	9.2%	41.6%	42.2%
Tampa, FL	7.5%	8.3%	44.4%	46.5%
Nashville, TN	6.7%	6.9%	45.1%	46.7%
Other Florida	3.3%	6.2%	36.6%	30.3%

Southwest Region
Dallas, TX	5.7%	6.8%	44.3%	47.2%
Austin, TX	0.7%	6.7%	45.9%	39.5%

Total/Weighted Avg.	3.7%	6.9%	42.2%	41.1%

Percentage of Total Repriced Homes	50.9%	49.1%

	1Q 2016	1Q 2015
Total Combined New and Renewal Lease Rate Growth	5.3%	4.9%

(1) See Attachment 16 for definitions and other terms.
(2) 1Q16 same-store home count: 34,017.

Attachment 9(A)

UDR, Inc.
Development Summary (1) (2)
March 31, 2016
(Dollars in Thousands)
(Unaudited)
Wholly-Owned

									Schedule			Percentage
		# of	Compl.	Cost to	Budgeted	Est. Cost		Project		Initial
Community	Location	Homes	Homes	Date	Cost	per Home		Debt	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
Pacific City	Huntington Beach, CA	516	—	$151,951	$342,000	$663		$—	2Q15	2Q17	1Q18	—	—
345 Harrison Street	Boston, MA	585	—	44,451	366,500	626	(3)	—	1Q16	3Q18	1Q19	—	—
Total		1,101	—	$196,402	$708,500	$644		$—

Completed Projects, Non-Stabilized
N/A	N/A	—	—	$—	$—	$—		$—	N/A	N/A	N/A	—	—
Total - Wholly Owned		1,101	—	$196,402	$708,500	$644		$—

Net Operating Income From Wholly-Owned Projects								UDR's Capitalized Interest on Wholly-Owned Development Projects
		1Q 16							1Q 16
Projects Under Construction		$(79)							$1,699
Completed, Non-Stabilized		—
Total		$(79)

Unconsolidated Joint Ventures and Partnerships (7)
									Schedule			Percentage
		Own.	# of	Compl.	Cost to	Budgeted		Project		Initial
Community	Location	Interest	Homes	Homes	Date (8)	Cost		Debt (9)	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
399 Fremont	San Francisco, CA	51%	447	251	$311,744	$317,700	(4)	$147,622	1Q14	1Q16	2Q16	25.5%	15.2%
Residences on Jamboree	Irvine, CA	50%	381	—	88,049	125,000		24,545	3Q14	3Q16	1Q17	—	—
3033 Wilshire	Los Angeles, CA	50%	190	—	81,703	107,000	(5)	23,509	4Q14	4Q16	1Q17	—	—
Domain Mountain View	Mountain View, CA	50%	155	—	50,178	99,000	(6)	6,092	1Q15	1Q17	2Q17	—	—
Total			1,173	251	$531,674	$648,700		$201,768

Completed Projects, Non-Stabilized
N/A	N/A	—	—	—	$—	$—		$—	N/A	N/A	N/A	—	—
Total - Unconsolidated Joint Ventures and Partnerships			1,173	251	$531,674	$648,700		$201,768

								UDR's Capitalized Interest on Unconsolidated Development Projects
									1Q 16
									$1,606

Projected Weighted Average Stabilized Yield on Development Projects Over Respective Market Cap Rates:									150-200 bps

(1) See Attachment 16 for definitions and other terms.
(2) The development summary above includes all communities under development that UDR wholly owns or owns an interest in through an unconsolidated joint venture.
(3) Includes 35,200 square feet of retail space.
(4) Includes 3,800 square feet of retail space.
(5) Includes 5,500 square feet of retail space.
(6) Includes 4,500 square feet of retail space.
(7) Unconsolidated developments are presented at 100%.
(8) Cost to Date includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(9) Debt balances are presented net of deferred financing costs.

Attachment 9(B)

UDR, Inc.
Preferred Equity and Participating Loan Investments (1)
March 31, 2016
(Dollars in Thousands)
(Unaudited)
Preferred Equity Investments

						UDR	UDR
		Own.	# of	Compl.	Going-in	Investment	Share of	Schedule			Percentage
Community	Location	Interest	Homes	Homes	Valuation	Cost	Debt	Start	Compl.	Stabilization	Leased	Occupied
Projects Under Construction

West Coast Development JV (2)
8th & Republican (3)(4)	Seattle, WA	48%	211	—	$97,020	$23,971	$18,431	3Q14	2Q16	2Q17	7.6%	—
Katella Grand I	Anaheim, CA	49%	399	236	137,935	34,268	26,226	4Q13	2Q16	2Q17	36.8%	29.1%
CityLine (5)	Seattle, WA	49%	244	112	80,360	20,214	16,952	3Q14	2Q16	3Q16	47.1%	34.0%
12th & Olive (3)(6)	Los Angeles, CA	47%	293	—	129,360	33,698	13,959	2Q14	3Q16	4Q17	—	—
Katella Grand II	Anaheim, CA	49%	386	—	114,660	24,176	—	4Q14	2Q17	2Q18	—	—
Total			1,533	348	$559,335	$136,327	$75,568

Completed Projects, Non-Stabilized
N/A	N/A	—	—	—	$—	$—	$—	N/A	N/A	N/A	—	—
Total - Preferred Equity Investments			1,533	348	$559,335	$136,327	$75,568

Participating Loan Investment

			# of	Compl.	Cost to	Budgeted	Loan	Loan
Community	Location		Homes	Homes	Date	Cost	Commitment (9)	Balance (9)	Leased	Occupied
Steele Creek (7)(8)	Denver, CO		218	218	$109,536	$109,950	$93,458	$93,463	97.7%	95.0%
Total			218	218	$109,536	$109,950	$93,458	$93,463

(1) See Attachment 16 for definitions and other terms.
(2) In May 2015, UDR agreed to pay $136 million, net of debt, to acquire a 48% weighted average ownership interest in a $559 million, West Coast Development joint venture consisting of five communities in various stages of construction. UDR receives a 6.5% preferred return on our equity investment cost until stabilization. Our partner assumes all economics until stabilization. Upon stabilization, economics will be shared between UDR and our partner. UDR has the option to purchase each property at a fixed price one year after completion at an all-in option price of $597 million. A community is considered stabilized when it reaches 80% occupancy for ninety consecutive days.

(3) A small ownership interest in 8th & Republican and 12th & Olive is held by an additional co-investor.
(4) Includes 13,600 square feet of retail space.
(5) UDR will have an option to acquire an interest in the second phase that is adjacent to the first phase.
(6) Includes 15,500 square feet of retail space.
(7) Includes 17,000 square feet of retail space. Refer to Attachment 12 for terms of our participating loan investment.
(8) UDR's participating loan is reflected as investment in and advances to unconsolidated joint ventures on the Consolidated Balance Sheets and net income/(loss) from unconsolidated entities on the Consolidated Statements of Operations in accordance with GAAP. UDR has the option to purchase the property 25 months after completion of construction and receive 50% of the value created from the project upon acquisition of the community or sale to a third party.

(9) Loan commitment represents loan principal and therefore excludes accrued interest. Loan balance includes interest accrued at 6.5% prior to the period end.

Attachment 10

UDR, Inc.
Redevelopment Summary (1)
March 31, 2016
(Dollars in Thousands)
(Unaudited)
Wholly-Owned
			Sched.
		# of	Redev.	Compl.	Cost to	Budgeted	Est. Cost	Schedule				Percentage
Community	Location	Homes	Homes	Homes	Date	Cost (2)	per Home	Acq.	Start	Compl.	Same-Store (3)	Leased	Occupied
Projects in Redevelopment

Edgewater (5)	San Francisco, CA	193	97	13	$1,151	$9,000	$47	1Q08	4Q15	1Q17	2Q18	91.2%	87.0%
Borgata Apartment Homes	Bellevue, WA	71	71	40	2,639	4,000	56	2Q07	4Q15	1Q17	2Q18	88.7%	76.1%
Coronado (6)	Newport Beach, CA	1,447	(4)	(4)	6,764	24,000	17	(6)	1Q16	1Q17	2Q18	95.6%	94.2%
Residences at the Domain	Austin, TX	390	311	34	700	8,000	21	3Q08	1Q16	1Q17	2Q18	88.0%	86.2%
Total		2,101	479	87	$11,254	$45,000	$21

Completed Redevelopments, Non-Stabilized

N/A	N/A	—	—	—	$—	$—	$—	N/A	N/A	N/A	N/A	—	—
Total - Wholly Owned		2,101	479	87	$11,254	$45,000	$21

Capitalized Interest on Redevelopment Projects
	1Q 16
	$74

		Projected Weighted Average Return on Incremental Capital Invested:				7.0% to 9.0%

(1) See Attachment 16 for definitions and other terms.
(2) Represents UDR's incremental capital invested in the projects.
(3) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD same-store pool.
(4) Redevelopment projects will not impact the interior of the individual homes. The projects include renovation of building exteriors, corridors, and common area amenities.
(5) Redevelopment project consists of interior home improvements and renovation of building exteriors, corridors, and common area amenities.
(6) Includes Coronado at Newport - North which was acquired in October 2004 and Coronado South which was acquired in March 2005.

Attachment 11

UDR, Inc.
Land Summary (1)
March 31, 2016
(Dollars in Thousands)
(Unaudited)

		UDR Ownership	Real Estate	UDR Pro-Rata
Parcel	Location	Interest	Cost Basis	Cost Basis	Status Update (2)

						Design	Hold for Future
					Entitlements	Development	Development
Wholly-Owned
7 Harcourt (3)	Boston, MA	100%	$6,677	$6,677	Complete	In Process
Vitruvian Park®	Addison, TX	100%	13,835	13,835	Complete		In Process
Total			$20,512	$20,512

			Real Estate	UDR Pro-Rata
			Cost Basis (4)	Cost Basis (4)
Unconsolidated Joint Ventures and Partnerships
UDR/MetLife I - 3 parcels (5)	Various	5%	$70,441	$3,463	In Process		In Process
UDR/MetLife Land - 8 parcels (6)	Various	50%	95,517	47,778	Complete	In Process	In Process
Total			$165,958	$51,241

Total			$186,470	$71,753

Capitalized Interest on Land Projects

	1Q 16
	$824

(1) See Attachment 16 for definitions and other terms.
(2) Pursuing Entitlements: During this phase the Company is actively pursuing the necessary approvals for the rights to develop multifamily and/or mixed use communities.
       Design Development: During this phase the Company is actively working to complete architectural and engineering documents in preparation for the commencement of construction of multifamily and/or mixed uses communities.

Hold for Future Development: Entitled and/or unentitled land sites that the Company holds for future development.
(3) Land is adjacent to UDR's Garrison Square community.
(4) Cost basis includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(5) Parcels are located in Bellevue, WA; Los Angeles, CA; and Dublin, CA.
(6) Includes 6 parcels in Addison, TX and 2 parcels in Los Angeles, CA.

Attachment 12

UDR, Inc.
Unconsolidated Joint Venture Summary (1)
March 31, 2016
(Dollars in Thousands)
(Unaudited)
Portfolio Characteristics

		# of			Physical	Total Rev. per	Net Operating Income
	Property	Comm. /	# of	Own.	Occupancy	Occ. Home	UDR's Share	Total
Joint Venture and Partnerships	Type	Parcels	Homes (7)	Interest	1Q 16	1Q 16 (1)	1Q 2016	1Q 2016 (2)
UDR / MetLife
Operating communities	Various	24	5,885	50%	95.4%	$2,848	$16,382	$32,740
Non-Mature (11)	Various	1	151	50%	—	—	(83)	(165)
Development communities	Various	4	251	(4)	—	—	(126)	(247)
Land parcels		11	—	(5)	—	—	(25)	(101)
UDR / KFH	High-rise	3	660	30%	97.2%	2,563	1,059	3,531
Total/Weighted Average		43	6,947		95.6%	$2,830	$17,207	$35,758

Balance Sheet Characteristics and Returns

	Gross Book Value				Weighted
	of JV Real	Total Project	UDR's Equity		Avg. Debt	Debt	Returns (8)
Joint Venture and Partnerships	Estate Assets (6)	Debt (6)	Investment		Interest Rate	Maturities	ROIC	ROE
UDR / MetLife
Operating communities	$2,433,594	$1,276,540	$473,991		4.45%	2018-2023
Non-Mature	105,673	35,474	25,723		4.87%	2018-2021
Development communities	543,598	201,769	160,860		2.88%	2018
Land parcels	186,331	—	28,471		N/A	N/A
UDR / KFH	284,267	164,363	16,147		3.15%	2016-2025
Total/Weighted Average	$3,553,463	$1,678,146	$705,192		4.14%		5.8%	7.3%

Same-Store Unconsolidated Joint Venture Growth

	Same-Store
	Joint Venture	1Q 2016 vs. 1Q 2015 Growth				1Q 2016 vs. 4Q 2015 Growth
Joint Venture	Communities (6)	Revenue	Expense	NOI		Revenue	Expense	NOI
UDR / MetLife	24	3.0%	6.9%	1.1%		0.7%	5.5%	-1.5%
UDR / KFH	3	1.8%	1.2%	2.1%		2.8%	3.1%	2.7%
Total/Average	27	2.9%	6.4%	1.2%		0.9%	5.3%	-1.1%

				NOI				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				1.2%				-1.2%

Participating Loan Investment						Income from
						Participating
		Interest	Years to			Loan Investment	Upside
	UDR's Investment	Rate	Maturity			1Q 2016	Participation
Steele Creek (9)	$93,463	6.5%	1.3			$1,519	50%

Preferred Equity Investment						Income from
						Preferred Equity
	UDR's Equity	Preferred				Investment
	Investment (10)	Return				1Q 2016 (3)
West Coast Development JV (9)	$146,209	6.5%				$2,097

(1) See Attachment 16 for definitions and other terms.
(2) Represents NOI at 100 percent for the period ended March 31, 2016.
(3) Excludes depreciation expense.
(4) Includes 399 Fremont of which UDR owns 51.0%, Residences on Jamboree of which UDR owns 50.1%, 3033 Wilshire of which UDR owns 50.0% and Domain Mountain View of which UDR owns 50.1%.
(5) See summary of unconsolidated land parcels on Attachment 11.
(6) Joint ventures and partnerships represented at 100%.
(7) Includes homes completed for the period ended March 31, 2016.
(8) Excludes non-stabilized developments.
(9) See Attachment 9(B) for additional details of our participating loan and preferred equity investments.
(10) UDR's equity investment of $146.2 million is inclusive of outside basis and our accrued preferred return, which differs from our upfront investment cost of $136.3 million in Attachment 9(B).
(11) 13th & Market and Fiori moved into Operating communities in 1Q16. 717 Olympic remains in Non-Mature.

Attachment 13

UDR, Inc.
Acquisitions and Dispositions Summary (1)
March 31, 2016
(Dollars in Thousands)
(Unaudited)

				Post
			Prior	Transaction
			Ownership	Ownership			FFO	# of	Price per
Date of Purchase	Community	Location	Interest	Interest	Price (2)	Debt (2)	Gain	Homes	Home

Acquisitions

None

				Post
			Prior	Transaction
			Ownership	Ownership			FFO	# of	Price per
Date of Sale	Community	Location	Interest	Interest	Price (2)	Debt (2)	Gain	Homes	Home

Dispositions - Consolidated Joint Ventures Land

Feb-16	2919 Wilshire	Santa Monica, CA	95%	0%	$10,500	$—	$1,474	—	$—
Mar-16	3032 Wilshire	Santa Monica, CA	95%	0%	13,500	—	211	—	—
					$24,000	$—	$1,685	—	$—

(1) See Attachment 16 for definitions and other terms.
(2) Price represents 100% of the value of assets. Debt represents 100% of the asset's indebtedness.

Attachment 14

UDR, Inc.
Capital Expenditure and Repair and Maintenance Summary (1)
March 31, 2016
(Dollars in Thousands)
(Unaudited)

		Three Months
	Weighted Avg.	Ended	Cost
Category (Capitalized)	Useful Life (yrs) (2)	March 31, 2016	per Home
Capital Expenditures for Consolidated Homes (3)
Average number of homes (4)		40,728
Recurring Cap Ex
Asset preservation
Building interiors	5 - 20	$2,909	$71
Building exteriors	5 - 20	1,078	26
Landscaping and grounds	10	512	13
Total asset preservation		4,499	110
Turnover related	5	2,462	60
Total Recurring Cap Ex		6,961	171
Revenue Enhancing Cap Ex (5)
Kitchen & Bath		1,710	42
Revenue Enhancing		5,461	134
Total Revenue Enhancing Cap Ex	5 - 20	7,171	176

Total Recurring and Revenue Enhancing Cap Ex		$14,132	$347

One-Time Infrastructure Cap Ex	5 - 35	$637	$—

		Three Months
		Ended	Cost
Category (Expensed)		March 31, 2016	per Home
Repair and Maintenance for Consolidated Homes
Average number of homes (4)		40,728
Contract services		$4,562	$112
Turnover related expenses		869	21
Other Repair and Maintenance
Building interiors		1,571	39
Building exteriors		357	9
Landscaping and grounds		762	19
Total		$8,121	$199

(1) See Attachment 16 for definitions and other terms.
(2) Weighted average useful life of capitalized expenses for the three months ended March 31, 2016.
(3) Excludes redevelopment capital.
(4) Average number of homes is calculated based on the number of homes outstanding at the end of each month.
(5) Revenue enhancing capital expenditures were incurred at specific apartment communities in conjunction with UDR's overall capital expenditure plan.

Attachment 15

UDR, Inc.
Full-Year 2016 Guidance (1)
March 31, 2016
(Unaudited)

FFO and AFFO per Share and Unit Guidance
	2Q 2016	Full Year 2016
FFO per common share and unit, diluted	$0.43 to $0.45	$1.75 to $1.81
FFO As Adjusted per common share and unit, diluted	$0.43 to $0.45	$1.75 to $1.81
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.39 to $0.41	$1.59 to $1.65
Annualized dividend per share and unit		$1.18

Same-Store Guidance		Full Year 2016
Revenue growth		5.50% - 6.00%
Expense growth		3.00% - 3.50%
NOI growth		6.50% - 7.00%
Physical occupancy		96.6%
Same-Store homes		34,017

Sources of Funds ($ in millions)		Full Year 2016
Sales Proceeds and Debt and Equity Issuances		$550 to $700
Construction Loan Proceeds		$100 to $125

Uses of Funds ($ in millions)		Full Year 2016
Debt maturities inclusive of principal amortization (weighted average interest rate of 5.1%)		$266
Development and redevelopment spending and land acquisitions		$450 to $550
Acquisitions		$0 to $100

Other Additions/(Deductions) ($ in millions except per home amounts)		Full Year 2016
Consolidated interest expense, net of capitalized interest		($121) to ($125)
Capitalized interest (2)		$14 to $18
General and administrative (3)		($50) to ($54)
Tax benefit for TRS		$1 to $2
Total joint venture FFO, including fee income (net of adjustments for FFO as Adjusted)		$60 to $65
Non-recurring items:
Disposition related gains and non-recurring fees included in FFO		$1.7 to $2.5
Long-term incentive plan transition costs		$1 to $2
Average stabilized homes		40,700
Recurring capital expenditures per home		$1,150
Revenue enhancing capital expenditures		$21 to $23
Kitchen & Bath capital expenditures		$13 to $17
One-time infrastructure capital expenditures		$2 to $3

(1) See Attachment 16 for definitions and other terms.
(2) Excludes capitalized interest on joint venture and partnership level debt, which is included in the guidance for "Total joint venture FFO, including fee income" above.
(3) Includes an estimated $12 million to $14 million of long-term incentive plan compensation expense, including $1.5 million related to program transition expense.

Attachment 16(A)

UDR, Inc.
Definitions and Reconciliations
March 31, 2016
(Unaudited)

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to common stockholders to AFFO is provided on Attachment 2.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Effective New Lease Rate Growth:  The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth:  The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion:  The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio:  The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Funds From Operations as Adjusted attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on Attachment 2.

Funds From Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, unvested LTIP units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to common stockholders to FFO is provided on Attachment 2.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio:  The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Attachment 16(B)

UDR, Inc.
Definitions and Reconciliations
March 31, 2016
(Unaudited)

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands		1Q 2016
Income/(loss) from unconsolidated entities		$679
Management fee		1,105
Interest expense		7,882
Depreciation		10,350
General and administrative		160
West Coast Development JV		(1,427)
Steele Creek		(1,519)
Other income/expense (includes 717 Olympic casualty expense)		(23)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest		$17,207

JV Return on Equity ("ROE"):  The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"):  The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Debt to EBITDA:  The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Net income/(loss) attributable to UDR, Inc.	$10,393	$162,200	$13,291	$86,855	$73,822
Property management	6,379	6,445	5,988	5,851	5,694
Other operating expenses	1,752	3,534	2,639	1,769	1,766
Real estate depreciation and amortization	105,339	104,909	90,568	90,344	88,777
Interest expense	31,104	33,170	30,232	29,673	28,800
Casualty-related (recoveries)/charges, net	—	(45)	541	843	996
General and administrative	13,844	17,993	15,824	13,721	12,152
Tax (benefit)/provision, net	(403)	(1,424)	(633)	(1,404)	(425)
(Income)/loss from unconsolidated entities	(679)	(1,052)	(2,691)	573	(59,159)
Interest income and other (income)/expense, net	(431)	(407)	(402)	(382)	(360)
Joint venture management and other fees	(2,858)	(3,253)	(3,653)	(3,098)	(12,706)
Other depreciation and amortization	1,553	1,899	1,457	1,700	1,623
(Gain)/loss on sale of real estate owned, net of tax	(3,070)	(172,635)	—	(79,042)	—
Net income/(loss) attributable to noncontrolling interests	1,211	14,963	404	3,029	2,595
Total consolidated NOI	$164,134	$166,297	$153,565	$150,432	$143,575

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other:  The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities:  The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested:  The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project’s annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Attachment 16(C)

UDR, Inc.
Definitions and Reconciliations
March 31, 2016
(Unaudited)

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments:  Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis.  Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on Attachment 16(B), is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management’s expectations for the Company’s overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.

Total Revenue per Occupied Home:  The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS:  The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

YTD Same-Store ("SS") Communities:  The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Attachment 16(D)

UDR, Inc.
Definitions and Reconciliations
March 31, 2016
(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2016 and second quarter of 2016 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full Year 2016
	Low	High
Forecasted earnings per diluted share	$0.35	$0.42
Conversion from GAAP share count	(0.16)	(0.17)
Depreciation	1.56	1.56
Noncontrolling interests	(0.01)	(0.01)
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$1.75	$1.81
Disposition-related FFO	(0.01)	(0.01)
Long-term incentive plan transition costs	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	$1.75	$1.81
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	$1.59	$1.65

	2Q 2016
	Low	High
Forecasted earnings per diluted share	$0.08	$0.10
Conversion from GAAP share count	(0.04)	(0.04)
Depreciation	0.39	0.39
Noncontrolling interests	—	—
Preferred dividends	—	—
Forecasted FFO per diluted share and unit	$0.43	$0.45
Disposition-related FFO	—	—
Long-term incentive plan transition costs	—	—
Forecasted FFO as Adjusted per diluted share and unit	$0.43	$0.45
Recurring capital expenditures	(0.04)	(0.04)
Forecasted AFFO per diluted share and unit	$0.39	$0.41

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